UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 21, 2013, Elliott Associates, L.P. and Elliott International, L.P. made the following letter available to shareholders of Hess Corporation:

Dear Fellow Hess Shareholder,

We are reaching out to alert you that Hess may attempt to have you cast your vote for the upcoming Hess Annual Meeting before you have all of the facts. In the coming days, you may be contacted by Hess and asked to vote your shares—possibly over the telephone—for the upcoming Hess Annual Meeting. We hope that you refrain from voting until you have received our GREEN proxy material and had a chance to evaluate our ideas.

The current Hess board lacks the independence, industry experience, and skills necessary to maximize value for Hess shareholders. Unfortunately, this has led to (460)% underperformance versus peers during the 17 year tenure of the current CEO (son of the founder). In short, over the past five years Hess shareholders have been losing money.(1) We are shareholders too and we want to help turn the Company around. We have nominated a slate of five independent, extremely qualified individuals to the Board who will represent the interests of all Hess shareholders.  Shortly, we will mail you proxy materials accompanied by a GREEN proxy card and explain why we believe our nominees are uniquely qualified to bring the change needed at Hess.

We look forward to sharing our ideas with you over the coming days and weeks.

In the meantime, if you would like more information on who we are and our thoughts on improving Hess, please visit our website at www.reassesshess.com or call our proxy solicitor Okapi Partners at: (877)796-5274.

Thank you,

Elliott Associates & Elliott International

(1)  Refer to www.reassesshess.com for detail on calculations

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) intend to make a filing with the Securities and Exchange Commission of a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Hess Corporation (the “Company”). Information relating to the participants in such proxy solicitation is available in a preliminary proxy statement filed by Elliott with the Securities and Exchange Commission on March 20, 2013 and in any amendments to that preliminary proxy statement.  Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.